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                                                                   EXHIBIT 10.55

          SIDE AGREEMENT REGARDING PROLINE AUDIO VISUAL RENTALS, INC.

     This Side Agreement regarding Proline Audio Visual Rentals, Inc. (the "Side Agreement") is entered this 8th day of December 1998 (the "Effective Date") and is by and among Intellisys Group, Inc. ("IGI"), a Delaware corporation, and Proline Industries, Inc. ("Proline") on the one hand, and Paul Peck and Cecil Gray, each of whom is a resident of the State of Washington, and Proline Audio Visual Rentals, Inc., a Washington corporation ("PAV"), on the other hand. IGI and Proline are sometimes referred to herein as the "IGI Parties," and Messrs. Peck and Gray and PAV are sometimes referred to herein as the "PAV Parties."

                                   RECITALS

     A. Pursuant to the terms of a Stock Purchase Agreement dated as of December 8, 1998, by and among IGI as "Buyer", Proline as the "Company" and Messrs. Peck and Gray as the "Sellers" (the "Stock Purchase Agreement"), IGI is acquiring all of the issued and outstanding stock of Proline from Messrs. Peck and Gray (the "Acquisition").

     B. During their tenure as owners of Proline, Messrs. Peck and Gray extended loans to Proline with the principal balance and accrued interest owing to each as of the Effective Date in the amount of $146,956.34 and $143,17.02, respectively (the "Stockholder Loans").

     C. As part of the Acquisition, IGI has agreed to repay the Stockholder Loans concurrently with the consummation of the Acquisition.

     D. Messrs. Peck and Gray are also the sole owners of PAV. PAV has offices in, among other locations, San Jose and Sacramento, California (the "California Facilities").

     E. In deciding to acquire Proline from Messrs. Peck and Gray, IGI believed that the real property leases for the California Facilities were the obligation of PAV, not Proline. In the course of completing its due diligence on the acquisition of Proline, however, IGI determined that Proline was the lessee of the California Facilities, not PAV.

     F. In an effort to resolve this miscommunication between IGI, Proline and the Sellers regarding the responsibility for the California Facilities, the IGI Parties and the PAV Parties have agreed to allocate financial responsibility among them for the California Facilities as set forth in this Side Agreement.

                                   AGREEMENT
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          NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE I.


                        REPAYMENT OF STOCKHOLDER LOANS
                        ------------------------------

          1.1 On the Effective Date, Proline shall repay the Stockholder Loans in the amount of $146,956.34 to Mr. Peck and $143,177.02 to Mr. Gray. These payments shall be made by wire transfer or other immediately available funds.

          1.2 Messrs. Peck and Gray acknowledge and agree that Proline's payment of the amounts set forth in Section 1.1 above shall constitute full and final payment of their Stockholder Loans.

          1.3 On the Effective Date and as a condition to the repayment of the Stockholder Loans, Messrs. Peck and Gray shall deliver to Proline the originals of the promissory notes evidencing their Stockholder Loans marked "Paid in Full."

                                  ARTICLE II.


               RESPONSIBILITY FOR THE CALIFORNIA FACILITY LEASES
               -------------------------------------------------

          2.1 Upon the execution of the Stock Purchase Agreement and completion of IGI's acquisition of Proline and assuming the respective landlords consent to Proline's continuing as a tenant of the respective California Facilities:

          (i) Proline agrees to remain solely responsible for the San Jose lease and to be fully and completely responsible for all payments due thereunder; and

          (ii) Proline agrees to remain as the lessee under the Sacramento lease for the space located at 1783 Tribute Road, Suite A, Sacramento, California 95815, but PAV agrees to reimburse Proline for one-half the monthly rent through June 30, 2000, the date on which the lease expires or such earlier termination of the lease.

          2.2 Sacramento PAV shall pay its portion of the rent for the Sacramento lease directly to Proline no later than the first business day of the month for which the rental payment for the Sacramento lease is due.

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ARTICLE III.

                                 MISCELLANEOUS
                                 -------------

          3.1 The parties incorporate herein by this reference the following provisions from the Stock Purchase Agreement as though fully set forth herein:
Sections 8(d), 8(f)-(m) and the dispute resolution mechanism described in
Section 9.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.

INTELLISYS GROUP, INC.                PROLINE INDUSTRIES, INC.


By: /s/ DONALD J. ESTERS              By: /s/ Donald J. Esters
   --------------------------            ----------------------------
Name: Donald J. Esters                Name: Donald J. Esters
Title: Chairman of the Board          Title: Chief Executive Officer


PAUL PECK                             PROLINE AUDIO VISUAL RENTALS. INC.

/s/ Paul Peck                         By: /s/ Paul Peck
---------------------------------        -----------------------------
Paul Peck                             Name: Paul Peck
                                      Title: ____________________________

CECIL GRAY

/s/ Cecil Gray
_________________________________
Cecil Gray

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